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                                     EXHIBIT
                                   ITEM 23(J)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Davis New York Venture Fund, Inc.

We consent to the use of our report dated September 6, 2002 incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc. registering Class R shares and to the references to our firm under the headings "Financial Highlights" in the Prospectus for Davis New York Venture Fund and "Auditors" in the Statements of Additional Information.



                                             /s/ KPMG  LLP
                                             ----------------------------
                                             /s/ KPMG LLP


Denver, Colorado
August 18, 2003